U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 23, 2015
ADVANCED EMISSIONS SOLUTIONS, INC.
(Name of registrant as specified in its charter)

Delaware	000-54992	27-5472457
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9135 South Ridgeline Boulevard, Suite 200, Highlands Ranch CO,	80129
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (303)-734-1727
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
Heath Sampson, President and Chief Executive Officer, and Graham Mattison, Vice President of Strategic Initiatives and Investor Relations, of Advanced Emissions Solutions, Inc. (“ADES”) will be meeting with analysts and investors in Boston, Massachusetts and New York City, New York on June 23, 2015 and June 24, 2015, respectively (the “Investor Presentation”). A copy of the slides to be used at the Investor Presentation is available via the Investor Information section of ADES’ website at www.advancedemissionssolutions.com and is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The presentation will not be webcast. On June 23, 2015, the Company issued a press release announcing information relating to the lease of an additional refined coal facility. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 on Form 8-K, the information set forth in this Item 7.01 and the Investor Presentation slides and press release, attached to this report as Exhibit 99.1 and 99.2 respectively, are “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended. ADES' website address is included in this Current Report on Form 8-K for reference only. The information contained on ADES’ website is not part of this Form 8-K and is not incorporated by reference into this Form 8-K.

Please refer to Exhibit 99.1 for a discussion of certain forward-looking statements included therein and the risk and uncertainties related thereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
EXHIBIT INDEX

Exhibit No.	Description
99.1	June 2015 Investor Presentation
99.2	Press Release dated June 23, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 23, 2015

Advanced Emissions Solutions, Inc.
Registrant

/s/ L. Heath Sampson
L. Heath Sampson
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	June 2015 Investor Presentation
99.2	Press Release dated June 23, 2015

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